Exhibit 99.1

NEWS RELEASE

Date:	June 14, 2010
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Three Part Advisors, LLC
(817) 310-0051

Barrett Waller
Waller & Company Public Relations
(918) 587-1909

XETA Technologies Set to Join Russell Microcap® Index

BROKEN ARROW, Okla., June 14, 2010 - XETA Technologies (NASDAQ: XETA), a national provider of converged communications solutions for the enterprise marketplace, today announced it will join the Russell Microcap® Index when Russell Investments reconstitutes its family of U.S. indexes on June 25, according to a preliminary list of additions posted June 11 on www.russell.com.

Membership in the Russell Microcap Index means automatic inclusion in the appropriate growth and value style indexes. Russell Investments determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

“With the growth in popularity of passive investing, our shareholders should benefit from the increased visibility that comes with our inclusion in the Russell Microcap index,” said Greg Forrest, President and CEO of XETA.  “We are committed to enhancing long-term shareholder value and this news marks a milestone in the progress we have achieved in growing our company.”

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. An industry-leading $3.9 trillion in assets currently are benchmarked to index funds.

Annual reconstitution of Russell Indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization to create the Russell 3000® Index and Russell Microcap. These investment tools originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

Total returns data for the Russell Microcap and other Russell Indexes is available at http://www.russell.com/Indexes/performance/default.asp.

About XETA Technologies, Inc.

XETA Technologies, Inc. sells, installs and services advanced communication technologies for small, medium, and Fortune 1000 enterprise customers. The Company maintains the highest level of technical competencies with multiple vendors including: Avaya, Mitel, Nortel, Hitachi and Samsung. With a 28-year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 contact center, combined with a nationwide service footprint offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time. More information about XETA Technologies (Nasdaq:XETA) is available at www.xeta.com.

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The XETA Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7103

About Russell

Russell Investments provides strategic advice, world-class implementation, state-of-the-art performance benchmarks and a range of institutional-quality investment products. Russell has $179 billion in assets under management as of March 31, 2010, and serves individual, institutional and advisor clients in more than 40 countries. Founded in 1936, Russell is a subsidiary of The Northwestern Mutual Life Insurance Company.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates,” “will,” “may,” “intends,” “projects,” “estimates,” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to:  the condition of the U.S. economy and its impact on capital spending in the Company’s markets; the risk that various closing conditions for acquisitions that we have announced this past quarter may not be satisfied or waived; and the integration of the acquired businesses into that of the Company and realization of anticipated synergies and growth opportunities from the transaction may not occur; the Nortel bankruptcy filing and the impact that such action will continue to have on the Company’s Nortel products and services offering; unpredictable quarter to quarter revenues; changes in Avaya’s strategies regarding the provision of equipment and services to its customers, and in its policies regarding the availability of tier IV hardware and software support; continuing success of our Mitel product and service offerings; the Company’s ability to maintain and improve upon current gross profit margins; intense competition and industry consolidation; dependence upon a few large wholesale customers for the recent growth in the Company’s Managed Services offering; and the availability and retention of revenue professionals and certified technicians. Additional factors that could affect actual results are described in the “Risk Factors” section of the Company’s Form 10-K and Form 10-Q filings with the SEC.